EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140811, 333-105951, 333-164994, 333-193041 and 333-193042 on Form S-8 of our reports dated August 22, 2017, relating to the consolidated financial statements and financial statement schedule of Flexsteel Industries, Inc. and Subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Flexsteel Industries, Inc. for the year ended June 30, 2017.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

August 22, 2017

37